EXHIBIT (10)(a)

                              GUILFORD MILLS, INC.

                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT is entered into this 27th day of May, 1997, by and between Guilford Mills, Inc. (the "Company") and ____________ (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company has approved the grant of restricted stock to the Executive pursuant to the terms and conditions of the Company's 1989 Restricted Stock Plan (the "Plan").

         NOW, THEREFORE, the Company and the Executive hereby agree as follows:

         1. Restricted Stock Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby awards to the Executive _________ shares of Company Common Stock, par value $.02 per share, the vesting of which shall be subject to the Executive's continued employment with the Company or a Subsidiary, as defined in the Plan, as described below (the "Restricted Stock").

         2. Restrictions. The following restrictions apply to each share of Restricted Stock until it vests in accordance with Section 3 below: (i) one or more stock certificates representing the Restricted Stock will be issued in the Executive's name, but will be held in custody by the Company or an escrow agent appointed by the Company; (ii) the Executive shall not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Restricted Stock; (iii) dividends on the Restricted Stock will be subject to the provisions set forth in Section 4 below; and (iv) upon termination of the Executive's employment with the Company or a Subsidiary for any reason whatsoever the Executive shall automatically forfeit any and all rights, claims or interests in the Restricted Stock not then vested, and in any dividends or interest thereon, unless the Compensation Committee of the Company's Board of Directors determines otherwise in its sole and absolute discretion, except that if the Executive's employment with the Company or a Subsidiary is terminated Without Cause, as hereinafter defined in Section 11, or by reason of death or disability, then the Executive, or his estate, as the case may be, shall become vested in the Restricted Stock, and all dividends and interest paid thereon, on the date of such termination.

         3. Vesting of Restricted Stock. The Executive shall vest in _______ shares of Restricted Stock on the date hereof and, subject to the Executive's continuous employment with the Company or a Subsidiary from and after the date of this Agreement,

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the Executive shall become vested in _______ shares of Restricted Stock on each of May 27, 2001, May 27, 2002, May 27, 2003 and May 27, 2004 (each such date a
"Vesting Date").

         4. Dividends. Dividends on each share of Restricted Stock shall be paid to the escrow agent appointed by the Company. The escrow agent shall invest the escrowed dividends and, to the extent the annual yield thereon is less than 9%, the Company shall make payments to the escrow agent from time to time so that dividends held in escrow shall be credited with interest at the rate of 9% per annum, compounded annually. Earnings on escrowed dividends in excess of 9% per annum shall be paid to the Company. The Executive shall be entitled to receive the dividends paid on each share of Restricted Stock and held in escrow, together with interest thereon at the rate of 9% per annum, at the same time he becomes vested in that share of Restricted Stock under the vesting provisions set forth in Section 3 above.

         5. Change in Control. Notwithstanding the foregoing, if there is a Change in Control of the Company (as defined in the Plan), all shares of Restricted Stock not previously forfeited will immediate vest, and the Executive shall be entitled to receive any dividends previously paid on the Restricted Stock and then held in escrow, together with interest thereon, provided, however, that in the event of any conflict between the provisions of this Section and any other contract or arrangement between the Executive and the Company relating to a Change in Control of the Company, the provisions of such other contract or arrangement shall control.

         6. Delivery of Restricted Stock; Voting. Subject to the provisions of the Plan and this Agreement, upon the vesting of any shares of Restricted Stock, the Executive shall thereupon become entitled to receive a stock certificate evidencing such shares. The Executive shall have the right to vote Restricted Stock issued in his name on all matters that come before the stockholders of the Company.

         7. Regulatory Compliance and Listing. The issuance or delivery of any stock certificates representing vested shares of Restricted Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to deliver any vested shares of Restricted Stock to the Executive if the Company believes that such delivery would constitute a violation of any governmental authority or any national securities exchange.

         8. Investment Representations and Related Matters. The Executive hereby represents that the Restricted Stock awarded him pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof. The Executive acknowledges and agrees that any sale or distribution of shares of Restricted Stock that have become vested may be made only pursuant to either (a) a Registration


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Statement on an appropriate form under the Securities Act of 1933, as amended
(the "Act"), which Registration Statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Executive hereby consents to such action as the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Restricted Stock (whether or not vested) and delivering stop transfer instructions to the Company's transfer agent.

         9. Withholding. The Executive acknowledges that the Company will have certain withholding obligations when he becomes vested in shares of Restricted Stock. It shall be a condition to his receipt of a stock certificate covering shares of Restricted Stock that have vested and to his receipt of dividends previously paid on such shares and interest thereon that the Executive pay to the Company such amounts as it is required to withhold or, with the consent of the Company, otherwise provide for the discharge of the Company's withholding obligations. If any such payment is not made by the Executive, the Company or any Subsidiary may deduct the amounts required to be withheld, plus interest thereon, from payments of any kind to which the Executive would otherwise be entitled.

         10. No Right To Continued Employment. This Agreement does not confer upon the Executive any right to continued employment by the Company or any Subsidiary or affiliated company, nor shall it interfere in any way with the right of the Executive's employer to terminate his employment at any time for any reason or no reason.

         11. Restrictive Covenants.

                  (a) The Executive acknowledges that by virtue of his position with Guilford, as defined herein, he has had and will continue to have access at the highest level to, and intimate knowledge of, valuable confidential and proprietary information relating to Guilford's businesses including, without limitation, Guilford's trade secrets. Accordingly, in consideration of the Restricted Stock award evidenced by this Agreement, which award the Executive acknowledges is being made in the Company's discretion, the Executive hereby undertakes and covenants that at all times during the continuation of his employment with Guilford and during the Restrictive Period, as defined herein, he shall:

                           (i) refrain, alone, or as a partner, member, employee
or agent of any partnership, or as an officer, employee, agent, director, stockholder or investor (except as to not more than 5% of the outstanding stock of any corporation, the securities of which are traded on a securities exchange or in the over-the-counter market) of any


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corporation, or in any other individual or representative capacity, from directly or indirectly owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or working for or providing consulting services to, or permitting the use of his name by, any business or activity in competition with Guilford's Business, as defined herein, within the Territory, as defined herein (the foregoing clause shall prohibit, among other activities, soliciting or accepting the business of, for himself or others (other than for Guilford), any person or entity which is a customer of Guilford's Business within the Territory); and

                           (ii) refrain, without first obtaining the written
consent of Guilford, from directly or indirectly soliciting, enticing, persuading, inducing or hiring any employee, consultant, agent, independent contractor or other person (other than secretarial and clerical personnel) who is employed by Guilford on the date the Executive's employment with Guilford terminates or who has been employed by Guilford during the 12 month period preceding such date to become employed by any person, firm, entity or corporation or approach any such person for any of the foregoing reasons.

                           The term "Business" shall mean (i) the business
(which the Executive acknowledges Guilford is engaged in as of the date hereof) of developing, knitting, weaving, dyeing and finishing, designing, printing or marketing yarns, fabrics or lace for any of the following applications: automotive (including, without limitation, headliner and bodycloth fabric for cars, vans, sport utility vehicles, trucks and other passenger vehicles), apparel (including, without limitation, linings, swimwear, intimate apparel, activewear, outerwear, sleepwear, robewear, ready-to-wear and shapewear), upholstery, home furnishings or industrial (including, without limitation, "hook and loop" fastening systems, medical and health care products, component parts of shoes and carpet backings) and (ii) any other business in which Guilford becomes engaged during the Executive's employment with Guilford.

                           The term "Territory" shall mean the United States of
America, its territories and possessions, Europe, the United Kingdom, the Republic of Mexico, Brazil, Argentina, Japan and Canada; PROVIDED, HOWEVER, that if the area described in the preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then the term "Territory" shall mean the United States of America, its territories and possessions, the Republic of Mexico and Canada; and, PROVIDED FURTHER, that if the area described in the immediately preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then the term "Territory" shall mean the United States of America, its territories and possessions; and, PROVIDED FURTHER, that if the area described in the immediately preceding clause shall be determined by judicial action to define too broad a territory, then the term "Territory" shall mean those states in the United States of America in which Guilford maintains operations at which it conducts the Business. The Executive hereby acknowledges that Guilford's Business is national and international in scope and that Guilford has customers throughout the United States of America, its territories and possessions, the Republic of Mexico, Canada, the United Kingdom, Europe and throughout other parts of the world.


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Accordingly, the Executive acknowledges and agrees that the scope of the covenants in this Section 11 are reasonable and necessary in order to protect the interests of Guilford's Business sought to be protected hereby.

                           The term "Cause" shall mean, as determined by the
Board of Directors or the Compensation Committee, as the case may be, in its sole discretion, (i) the willful commission by the Executive of an act that causes or may cause substantial damage to Guilford, (ii) the commission by the Executive of an act of fraud in the performance of his duties on behalf of Guilford, (iii) conviction of the Executive for commission of a felony in connection with the performance of his duties on behalf of Guilford, or (iv) the continuing failure of the Executive to perform his duties to Guilford after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Board of Directors or the Compensation Committee, as the case may be.

                           The term "Without Cause" shall mean termination of
the Executive's employment by Guilford for reasons other than Cause.

                           The term "Guilford" shall mean the Company or any of
its Subsidiaries, affiliated companies, successors or assigns.

                           The term "Restrictive Period" shall mean a period of
two years following the Executive's voluntary termination of his employment with Guilford or the termination of his employment by Guilford for Cause.

                  (b) Recognizing that the knowledge of Guilford's customers, suppliers, agents, business methods, systems, plans, policies, trade secrets, knowledge, know-how, information, materials or documents are valuable and unique assets, the Executive agrees that he shall not divulge, furnish or make accessible to any person, firm, corporation or other entity (other than as is necessary and appropriate in the regular course of Guilford's Business) for any reason or purpose whatsoever, directly or indirectly, or use for the benefit of himself or others (other than for Guilford's benefit), any such knowledge or information. The provisions of this Section 11(b) shall not apply to information which is or shall become generally known to the public (except by reason of the Executive's breach of his obligations hereunder) and information which the Executive is required to disclose by law or by an order of a court of competent jurisdiction. If the Executive is required by law or a court order to disclose such information, he shall notify Guilford of such requirement and provide Guilford an opportunity (if it so elects) to contest such law or court order.

                  (c) The Executive acknowledges that all developments, including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to Guilford's Business or planned business of Guilford that, alone or jointly with others, the


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Executive may conceive, create, make, develop, reduce to practice or acquire during his employment with Guilford (collectively, the "Developments") are works made for hire and shall remain the sole and exclusive property of Guilford and the Executive hereby assigns to Guilford all of his right, title and interest in and to all such Developments. The Executive agrees that he will, at any time upon request and at the expense of Guilford, promptly execute all instruments and papers and perform all acts whatsoever, which are necessary or desired by Guilford to vest and confirm in Guilford, and its successors, assigns and nominees, fully and completely, all rights created by this section and which may be necessary or desirable to enable Guilford, and its successors, assigns and nominees, to secure and enjoy the full benefits and advantages thereof.

                  (d) In the event of any breach or threatened breach of the provisions of this Section 11 by the Executive, Guilford, in addition to any other rights and remedies it may have, shall be entitled to an injunction (and/or other equitable relief) restraining such breach or threatened breach, it being stipulated and agreed that a breach by the Executive would cause irreparable damage to Guilford and that its remedies at law would be inadequate. The existence of any claim or cause of action on the part of the Executive against Guilford shall not constitute a defense to the enforcement of these provisions. The Executive agrees that the terms of the foregoing covenants, including, without limitation, the Restrictive Period and the Territory, are reasonable in all respects and necessary for the protection of Guilford, and represents and warrants to Guilford that he will be able to support himself and his dependents notwithstanding the covenants. If any court of competent jurisdiction shall finally adjudicate that any of the covenants provided for herein are too broad as to area, activity or time covered, such area, activity or time covered may be reduced to whatever extent the court deems reasonable and the covenants herein and the remedy of injunctive and/or other equitable relief may be enforced as to such reduced area, activity or time.

         12.      Miscellaneous.

                  (a) The Plan and this Agreement shall be construed by and administered under the supervision of the Compensation Committee of the Board of Directors of the Company, and all determinations of the Compensation Committee shall be final and binding on the Executive.

                  (b) Nothing in the Plan or this Agreement will restrict or limit in any way the right of the Board of Directors of the Company to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

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                  (c) The Executive hereby irrevocably constitutes and appoints
Terrence E. Geremski and Charles A. Hayes, or either of them, as his true and lawful agents and attorneys in fact, with full power to appoint a substitute or substitutes to act hereunder, (i) to sign in his name and on his behalf, stock certificates and stock powers covering some or all of the Restricted Stock, checks and other negotiable instruments evidencing dividends paid on the Restricted Stock, and to sign such other documents and instruments and to take such other action as either of the attorneys-in-fact deems necessary or desirable to carry out the terms of this Agreement; (ii) to transfer shares of Restricted Stock in accordance with the terms of this Agreement; and (iii) to deposit, invest, reinvest and transfer, in accordance with the terms of this Agreement, dividends paid on the Restricted Stock and interest thereon. This power, being coupled with an interest, is irrevocable. The Executive agrees to execute such other stock powers and documents as may be reasonably requested from time to time by the Company to effectuate the terms of this Agreement.

                  (d) The Executive hereby agrees to be bound by all of the terms and provisions of the Plan, as amended, a copy of which is available to him upon request.

                  (e) Any notice to be given hereunder shall be given in writing by hand delivery or sent by overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at his or its respective address as follows: if to the Company, at its principal offices, 4925 West Market Street, Greensboro, North Carolina 27407,
Attention: Law Department; and if to the Executive, at his current address as reflected in the personnel records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

                  (f) This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

                  (g) In case any one or more of the provisions of this Agreement should be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  (h) No failure by either party hereto to exercise and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

                  (i) This Agreement may not be amended, terminated or suspended except by an agreement in writing between the Company and the Executive.

                  (j) This Agreement, which constitutes the entire agreement of the parties with respect to the Restricted Stock, shall be governed by, and construed and

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enforced in accordance with, the laws of the State of Delaware. The provisions of Section 11 of this Agreement supersede any and all prior similar covenants contained in any agreement entered into prior to the date hereof between the Executive and the Company. Any controversy or dispute arising out of or relating to this Agreement shall be settled exclusively in the courts (federal and state) situated in the State of North Carolina, Guilford County. The Executive consents to personal jurisdiction in the State of North Carolina and in the courts thereof for the enforcement of this Agreement and waives any rights he may have under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for purposes of litigation to enforce this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   GUILFORD MILLS, INC.

                                   By:__________________________
                                   Name:________________________
                                   Title:_________________________



                                   _____________________________
                                        [Name of Executive]